UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2024

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Liberty Blvd #230

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2024, Galera Therapeutics, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company has not regained compliance with the minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 required for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “Minimum MVLS Requirement”), and (ii) the requirement that for 30 consecutive business days, the bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”), closes above the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement” and, together with the Minimum MVLS Requirement, the (“Rules”). The letter stated that unless the Company requests a hearing before a Nasdaq Hearing Panel (“Panel”) to appeal Nasdaq’s delisting determination by 4:00 p.m. Eastern Time on March 28, 2024, trading of the Company’s common stock will be suspended at the opening of business on April 2, 2024, and the Company’s common stock will be delisted from The Nasdaq Global Market.

Additionally, on March 26, 2024, the Company received a letter from the Staff indicating that the Company has not regained compliance with the minimum Market Value of Publicly Held Shares (“MVPHS”) of $15,000,000 required for continued listing on The Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(b)(2)(C) (the “Minimum MVPHS Requirement”), and that, unless the Company requests a hearing before a Panel to appeal Nasdaq’s delisting determination by 4:00 p.m. Eastern Time on April 2, 2024, trading of the Company’s common stock will be suspended at the opening of business on April 3, 2024, and the Company’s common stock will be delisted from The Nasdaq Global Market.

The Company intends to request a hearing before a Panel at which it will request continued listing pending its return to compliance. The Company’s hearing request will stay the suspension of trading and delisting of the Company’s common stock pending the conclusion of the hearing process. Consequently, the Company expects its common stock to remain listed on The Nasdaq Global Market at least until the Panel renders a decision following the hearing. In connection with the hearing, the Company may ask the Panel to transfer its listing to The Nasdaq Capital Market pursuant to a listing “exception.” In such an event, the applicable continued listing requirements would be, among other things, a market value of publicly held shares of $1,000,000 and all of the other initial listing criteria of The Nasdaq Capital Market, except the bid price requirement. There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on The Nasdaq Global Market or transfer of listing to The Nasdaq Capital Market.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s intent to request a hearing before a Panel and to request a transfer of its listing to The Nasdaq Capital Market, and the Company’s expectations regarding how long it will remain listed on The Nasdaq Global Market. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be successful in its appeal to a Panel, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties. These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”), and the Company’s other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any forward-looking statements speak only as of the date of this Form 8-K and are based on information available to the Company as of the date of this Form 8-K, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: March 27, 2024	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.
President and Chief Executive Officer